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                                                                  EXHIBIT 23.2



              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement on (Form S-8) pertaining to the 1996 Stock Plan, 1998 Employee Stock Purchase Plan and the Non-Qualified Stock Opinion Agreements IA Corporation I and to the incorporation by reference therein of our report dated January 28, 1998 with respect to the consolidated financial statements and schedule of IA Corporation I included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                        /s/ ERNST & YOUNG LLP
                                        _____________________________
                                        ERNST & YOUNG LLP


Walnut Creek, California

February 22, 1999